Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

R. R. Donnelley & Sons Company

35 West Wacker Drive, 36th Floor

Chicago, Illinois 60601

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 23, 2022

February 14, 2022

These definitive additional materials amend and supplement the definitive proxy statement dated January 21, 2022 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about January 21, 2022, by R. R. Donnelley & Sons Company, a Delaware corporation (“RRD”), for the special meeting of stockholders of RRD to be held virtually on February 23, 2022, at www.virtualshareholdermeeting.com/RRD2022, at 10:00 a.m., Central Time (the “Special Meeting”).

As previously disclosed, on December 14, 2021, RRD entered into that certain Agreement and Plan of Merger, by and among Chatham Delta Parent, Inc. (“Parent”), Chatham Delta Acquisition Sub, Inc., a direct, wholly owned subsidiary of Parent (“Acquisition Sub”), and RRD (as it may be amended from time to time, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into RRD (the “Merger”), with RRD surviving the Merger as a direct or indirect wholly owned subsidiary of Parent. At the Special Meeting, RRD stockholders will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement and (ii) a non-binding, advisory proposal to approve compensation that will or may become payable by RRD to its named executive officers in connection with the Merger.

The RRD Board of Directors (the “Board”) unanimously recommends that RRD’s stockholders vote “FOR” the adoption of the Merger Agreement and “FOR” the non-binding, advisory proposal regarding compensation that will or may become payable by RRD to its named executive officers in connection with the Merger.

If any stockholders have not already submitted a proxy or voting instruction form for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy or voting instruction form and who does not wish to revoke or change that proxy.

If any stockholders have questions about submitting a proxy card or voting instruction form, or otherwise require assistance, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call: (877) 750-8226 (toll-free from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

The information contained herein speaks only as of February 14, 2022 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

The supplemental disclosures set forth below should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety, along with periodic reports and other information RRD files with the U.S. Securities and Exchange Commission (the “SEC”). To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. All page references are to pages in the Definitive Proxy Statement, and any defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

As previously disclosed, on January 11, 2022, RRD received a demand letter on behalf of purported RRD stockholder Matthew Whitfield (the “Whitfield Demand”). The Whitfield Demand alleges that the preliminary proxy statement filed on December 30, 2021 by RRD in connection with the transactions contemplated by the Merger Agreement (the “Preliminary Proxy Statement”) omits material information with respect to such transactions, and requests that RRD disseminate corrective disclosures in an amendment or supplement to the Preliminary Proxy Statement.

On February 1, 2022, a purported stockholder of RRD filed a complaint against RRD and the members of the Board (collectively, the “RRD Defendants”) in the United States District Court for the Eastern District of New York under the caption Ammah v. R. R. Donnelley & Sons Company, et al., C.A. No. 1:22-cv-00577 (E.D.N.Y.) (the “Ammah Complaint”). On February 2, 2022, a purported stockholder of RRD filed a complaint against the RRD Defendants in the United States District Court for the Southern District of New York under the caption Stein v. R. R. Donnelley & Sons Company, et al., C.A. No. 1:22-cv-00903 (S.D.N.Y.) (the “Stein Complaint,” and together with the Ammah Complaint, the “Complaints”). On February 7, 2022, RRD received a demand letter on behalf of purported RRD stockholder Brian Jones (the “Jones Demand”). On February 10, 2022, RRD received a demand letter on behalf of purported RRD stockholder John Ryan (collectively with the Whitfield Demand, the Ammah Complaint, the Stein Complaint and the Jones Demand, the “Stockholder Demands and Complaints”).

The Stockholder Demands and Complaints primarily allege that the Preliminary Proxy Statement or the Definitive Proxy Statement, as applicable, fails to disclose certain material information with respect to the transactions contemplated by the Merger Agreement. Specifically, one or more of the Stockholder Demands and Complaints allege that the Preliminary Proxy Statement or the Definitive Proxy Statement, as applicable, fails to disclose certain details regarding RRD’s financial projections, the financial analyses performed by Centerview Partners LLC and certain details regarding the background of the transactions contemplated by the Merger Agreement. The Stockholder Demands and Complaints request that RRD disseminate corrective disclosures in an amendment or supplement to the Preliminary Proxy Statement or the Definitive Proxy Statement, as applicable.

The Complaints allege, among other things, that the RRD Defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder by causing the filing of the Definitive Proxy Statement. Among other remedies, the Complaints seek an injunction against consummating the transactions contemplated by the Merger Agreement, rescission or rescissory damages if such transactions are consummated, declaratory judgment that the RRD Defendants violated Sections 14(a) and 20(a) of the Exchange Act, damages, costs and attorneys’ fees.

While RRD believes that the disclosures set forth in the Preliminary Proxy Statement and the Definitive Proxy Statement comply fully with applicable law, to moot certain of the claims made in the Stockholder Demands and Complaints, to avoid nuisance, potential expense and delay and to provide additional information to its stockholders, RRD has determined to voluntarily supplement the Definitive Proxy Statement with the below disclosures. Nothing in the below supplemental disclosure shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosure set forth herein or in the Preliminary Proxy Statement or the Definitive Proxy Statement. To the contrary, RRD denies all allegations in the Stockholder Demands and Complaints that any additional disclosure was or is required.

The Definitive Proxy Statement is hereby amended and supplemented on page 45 under the section entitled “The Merger—Background of the Merger” by replacing the fourth full paragraph on such page with the following (the supplemental text is shown in bold):

On May 21, 2021, Deborah Steiner, RRD’s Executive Vice President, Chief Administrative Officer, General Counsel, Chief Compliance Officer and Corporate Secretary, sent to Mr. Fazio a confidentiality agreement for a potential negotiated transaction between RRD and Atlas. On May 27, 2021, Atlas’s outside legal counsel at Willkie Farr & Gallagher LLP (“Willkie”) sent to Ms. Steiner a revised draft of the confidentiality agreement. Thereafter, from May 28, 2021 until June 7, 2021, representatives of Willkie and Skadden exchanged drafts of the confidentiality agreement. On June 7, 2021, Atlas and RRD executed the confidentiality agreement (the “Atlas Confidentiality Agreement”). During the negotiation of the Atlas Confidentiality Agreement, Atlas disclosed that it (through affiliates) owned approximately 2.47% of the outstanding RRD Common Stock. In the Atlas Confidentiality Agreement, Atlas agreed (i) to an overall term of two years, with no early termination or expiration rights, (ii) to a standstill period of 12 months beginning on June 7, 2021, with no early termination or expiration rights, except upon RRD’s filing for bankruptcy protection, if applicable, (iii) that RRD was only sharing its confidential and proprietary information to Atlas in connection with a possible negotiated transaction between RRD and Atlas and (iv) that Atlas could not communicate with potential debt or equity financing sources without RRD’s prior written consent. The Atlas Confidentiality Agreement (and, also, each of the later-executed Party A Confidentiality Agreement, Party C Confidentiality Agreement and Chatham Confidentiality Agreement (each as defined herein)) contained a provision in the standstill that prohibited Atlas (and, as the case may be, Party A, Party C and Chatham (each as defined herein)) from publicly (but not privately) requesting “the Company or its board of directors or any of their respective representatives to amend or waive any provision of [the standstill].”

The Definitive Proxy Statement is hereby amended and supplemented on page 55 under the section entitled “The Merger—Background of the Merger” by adding the below paragraph after the second full paragraph on such page:

No discussions or negotiations regarding post-closing employment or directorship with, or the purchase of or participation in the equity of, the Surviving Corporation (under the Original Atlas

Merger Agreement) occurred between Atlas and any RRD executive officers or directors prior to the approval and execution of the Original Atlas Merger Agreement (or, thereafter, prior to the execution of the amendments to the Original Atlas Merger Agreement on December 9, 2021).

The Definitive Proxy Statement is hereby amended and supplemented on page 65 under the section entitled “The Merger—Background of the Merger” by adding the below paragraph after the first full paragraph on such page:

No discussions or negotiations regarding post-closing employment or directorship with, or the purchase of or participation in the equity of, the Surviving Corporation occurred between Chatham and any RRD executive officers or directors prior to the approval and execution of the Merger Agreement.

The Definitive Proxy Statement is hereby amended and supplemented on page 81 under the heading entitled “Discounted Cash Flow Analysis” by adding the following footnote at the end of the second paragraph under such heading:

Assumed to be equal to corresponding figure in the final period, or $423 million, as provided in the Base Projection.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Use of Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of RRD by affiliates of Chatham Asset Management, LLC (the “Transaction”). These forward-looking statements are based on RRD’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by RRD, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) impediments to the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm RRD’s business, including current plans and operations; (v) the ability of RRD to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting RRD’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which RRD operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect RRD’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact RRD’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of Chatham Asset Management, LLC to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring RRD to pay expense reimbursements to affiliates of Chatham Asset Management, LLC under the Merger Agreement; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities, civil unrest, adverse climate or weather events or the COVID-19 pandemic or other public health emergencies, as well as RRD’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to RRD’s business, including those detailed under the heading “Risk Factors” and elsewhere in RRD’s public filings with the SEC; and (xviii) the risks and uncertainties described in the Definitive Proxy Statement and available from the sources indicated below. These risks, as well as other risks associated with the Transaction, are more fully discussed in the Definitive Proxy Statement. While the list of factors presented here is, and the list of factors presented in the Definitive Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on RRD’s financial condition, results of operations, credit rating or liquidity or ability to consummate the Transaction. These forward-looking statements speak only as of the date they are made, and RRD does not undertake to and disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

In connection with the Transaction, RRD has filed with the SEC and mailed to its stockholders the Definitive Proxy Statement and may file certain other documents regarding the Transaction with the SEC. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain, free of charge, copies of the Definitive Proxy Statement and other relevant documents filed with the SEC by RRD, once such documents have been filed with the SEC, through the website maintained by the SEC at www.sec.gov, through RRD’s investor relations website at investor.rrd.com or by contacting the RRD investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

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